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                                    BY-LAWS

                                      OF

                   CHARTWELL DIVIDEND AND INCOME FUND, INC.


                                   ARTICLE I
                                 STOCKHOLDERS

            SECTION 1.1 ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May and at such place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

            SECTION 1.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called at the request in writing of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting and on payment of these costs to the Corporation shall notify each stockholder entitled to notice of the meeting.

            SECTION 1.3 NOTICE OF MEETINGS. Written or printed notice of the time and place of every meeting, and of the purpose of any special meeting, of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, by placing such notice in the mail at least ten (10) days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purposes of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.


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            SECTION 1.4 RECORD DATE. The Board of Directors may fix a date not more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights. In such case, only stockholders of record at the time so fixed shall be entitled to vote, to receive notice, or receive dividends or rights, notwithstanding any subsequent transfer on the books of the Corporation. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

            SECTION 1.5 QUORUM AND SHAREHOLDER ACTION. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of all the votes entitled to be cast at the meeting shall constitute a quorum and a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting (except with respect to the election of directors, which will be by a plurality of votes cast). In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section
1.7 of this Article I until a quorum shall attend.

            SECTION 1.6 ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice-President, or in the absence of the Chairman of the Board, the President and all the Vice-Presidents, a chairman chosen by the Board of Directors of the Corporation or, in the absence of the Chairman, the President, all the Vice-Presidents and a chairman chosen by the Board of Directors, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

            SECTION 1.7 ADJOURNMENT. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have


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been taken at the meeting originally called; provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

            SECTION 1.8 BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder in such a manner and for such purposes as may be permitted by Maryland law.

            SECTION 1.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is signed by the stockholders and is filed with the minutes of proceedings of the stockholders.

            SECTION 1.10 NOTICE OF STOCKHOLDER BUSINESS. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

            For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any such notice must be delivered to or mailed and received at the principal executive office of the Company not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

            Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special


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meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the Stockholder in such business.

            Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.10. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10, and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

            SECTION 1.11 ADVANCE NOTICE REQUIREMENTS FOR NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation of the Corporation with respect to the rights of any holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 1.11.

            In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the


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annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

            To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and
(iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                                   ARTICLE II
                               BOARD OF DIRECTORS

            SECTION 2.1 ELECTION AND POWERS. The number of directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be less


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than three (3) unless there are fewer than three stockholders nor more than fifteen (15). The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Charter or these By-Laws required to be exercised or done by the stockholders. Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation ("the initial annual meeting"), the Board of Directors shall be divided into three classes: class I, class II and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows -- class I in 2000, class II in 2001 and class III in 2002 -- or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

            SECTION 2.2 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

            SECTION 2.3 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the entire Board of Directors either in writing or by vote at a meeting.

            SECTION 2.4 NOTICE OF SPECIAL MEETINGS. Notice of the place, day and hour of every special meeting shall be given personally to each director at least one (1) day before the meeting or otherwise at least two (2) days before the meeting. Notice may be given in any one of the following ways: personally by delivery to such director or by telephone communication with such director or by telephone facsimile transmission; otherwise by telegram, cablegram, radiogram, first class mail or by delivery service providing confirmation of delivery, addressed to such director or officer at the address appearing on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice; if mailed, such notice shall be deemed given 48 hours after the time it is deposited in the mail, postage prepaid. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or,


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if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

            SECTION 2.5 PLACE OF MEETINGS. The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

            SECTION 2.6 QUORUM AND BOARD ACTION. Except as otherwise provided by statute or by the Charter: (a) one-third (1/3) of the entire Board of Directors, but in no case less than two (2) directors, unless there is only one (1) director, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and (c) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

            SECTION 2.7 ACTION WITHOUT MEETING. Except as otherwise provided by statute, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if an unanimous consent which sets forth the action is signed by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

            SECTION 2.8 ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, or in the absence of the Chairman of the Board, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

            SECTION 2.9 VACANCIES. Any vacancy on the Board of Directors occurring by reason of any increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy on the Board of Directors occurring for any other cause may be filled by a majority of the remaining members of the Board of Directors, whether or not these members constitute a quorum under Section 2.6 of this Article II. Any director so chosen to fill a vacancy shall hold office until the


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next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

            SECTION 2.10 RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 2.11 COMMITTEES. The Board of Directors may appoint from among its members an executive and other committees of the Board composed of one
(1) or more directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

            SECTION 2.12 TELEPHONE CONFERENCE. Except as otherwise provided by statute, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

            SECTION 2.13 COMPENSATION OF DIRECTORS. Any director, whether or not he is a salaried officer, employee, or agent of the Corporation, may be compensated for his services as director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.


                                   ARTICLE III
                                    OFFICERS

            SECTION 3.1 NUMBER. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers,


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and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice-President.

            SECTION 3.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following the annual election of directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

            SECTION 3.3 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3.4 REMOVAL. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time.

            SECTION 3.5 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. He shall preside over the meetings of the Board and of the stockholders at which he is present. The Chairman of the Board shall also be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as he shall designate, shall sign, execute, acknowledge, verify deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall have general executive powers as well as other powers and duties as from time to time may be conferred upon or assigned to him by the Board.

            SECTION 3.6 PRESIDENT. Unless a Chairman of the Board has been so designated, the President shall be the chief executive officer of the Corporation and shall preside over the meetings of the Board and of the stockholders at which he present. The President shall also have such powers and duties as


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from time to time may be conferred upon or assigned to him by the Board of
Directors or the Chairman of the Board.

            SECTION 3.7 THE VICE-PRESIDENTS. In the absence or disability of the President, or when so directed by the President, any Vice-President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice-President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. Each Vice-President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

            SECTION 3.8 THE SECRETARY. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

            SECTION 3.9 ASSISTANT SECRETARIES. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

            SECTION 3.10 THE TREASURER. The Treasurer, unless another officer has been so designated, shall be the chief financial officer of the Corporation. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its


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funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks and drafts, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

            SECTION 3.11 ASSISTANT TREASURERS. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

            SECTION 3.12 COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE IV
                                      STOCK

            SECTION 4.1 CERTIFICATES. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in certificated form, each stockholder of an uncertificated security shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.

            SECTION 4.2 TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by


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his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

            SECTION 4.3 TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

            SECTION 4.4 STOCK LEDGERS. The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.

            SECTION 4.5 LOCATION OF CORPORATE BOOKS. So long as permitted by Maryland law, the books of the Corporation may be kept outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors.


                                    ARTICLE V
                                      SEAL

            SECTION 5.1 SEAL. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


                                   ARTICLE VI
                                SUNDRY PROVISIONS

            SECTION 6.1  AMENDMENTS.

                  (a) BY STOCKHOLDERS. By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 1.5 of Article I hereof at any annual or special meeting of the stockholders.


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                  (b) BY DIRECTORS. By-Laws may be adopted, altered, amended or repealed in the manner provided in Sections 2.6 or 2.7 of Article II hereof by the Board of Directors at any regular or special meeting of the Board.

            SECTION 6.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) INDEMNIFICATION. Subject to Section 6.2(b) of this Article, any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation, at the request of the Corporation, as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the maximum extent permissible under applicable state corporation law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, provided, that such indemnification shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

                  (b) DETERMINATION. Unless a court orders otherwise, any indemnification made pursuant to Section 6.2(a) of this Article shall be made by the Corporation only as authorized in the specific case (i) after a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by disabling conduct, or (ii) upon a determination, based on a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, which determination shall be made by (A) the vote of a majority of a quorum of directors who are neither "interested persons" as defined under the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or (B) independent legal counsel in a written opinion.

                  (c) ADVANCES. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Section 6.2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the proceedings to which he is a party in the manner and to the maximum extent permissible under applicable


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
state corporation law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, provided, that (i) he undertakes to repay the advance unless it is ultimately determined that he is entitled to indemnification, and (ii) (A) he provides a security for his undertaking, (B) the Corporation is insured against losses arising from a failure to repay if required pursuant to clause (i), or (C) a majority of a quorum of disinterested, non-party directors or independent legal counsel in a written opinion, determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

                  (d) OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Section 6.2 shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Section 6.2 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above.


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